UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On April 20, 2011, Stewart Enterprises (the “Company”) entered into a new $150.0 million senior secured revolving credit facility which replaced the existing $95.0 million senior secured revolving credit facility. The new senior secured revolving credit facility matures on April 20, 2016 and includes a $150.0 million new senior secured revolving credit facility, a $30.0 million sublimit for the issuance of standby letters of credit and a $10.0 million sublimit for swingline loans. The Company may also request the addition of a new tranche of term loans, an increase in the commitments to the new senior secured revolving credit facility or a combination thereof not to exceed $50.0 million. After giving effect to its $7.5 million of outstanding letters of credit and $24.8 million reserve for its Florida bond as of April 20, 2011, the Company has $117.7 million available for future borrowings under the new senior secured revolving credit facility, which was undrawn at closing.
          The interest rate on the new senior secured credit facility ranges from LIBOR plus 225.0 to 275.0 basis points, and is LIBOR plus 250.0 basis points at closing. The Company pays a quarterly commitment fee ranging from 40 to 50 basis points based on the undrawn portion of the commitments.
          The new credit facility is governed by the following financial covenants:
•	Maintenance on a rolling four quarter basis of a maximum consolidated adjusted leverage ratio (total funded debt (net of eligible securities and readily marketable securities, but in no event greater than $30,000,000) divided by EBITDA (as defined)) of not more than 4.75 to 1.00;

•	Maintenance on a rolling four quarter basis of a maximum consolidated senior secured leverage ratio (total funded senior secured debt divided by EBITDA (as defined)) — of not more than 2.00 to 1.00; and

•	Maintenance on a rolling four quarter basis of a minimum consolidated interest coverage ratio (EBITDAR (as defined) divided by interest expense paid in cash plus rent expense less certain transaction costs to the extent such constitutes cash interest expense) — of not less than 2.60 to 1.00
          The covenants include limitations on (i) liens, (ii) mergers, consolidations and asset sales, (iii) the incurrence of debt, (iv) dividends, stock redemptions and the redemption and/or prepayment of other debt, (v) capital expenditures, (vi) investments and acquisitions and (vii) transactions with affiliates. If there is no default or event of default, the Company may pay cash dividends and repurchase its stock, provided that the aggregate amount of the dividends and stock repurchased plus other types of restricted payments in any fiscal year does not exceed $30.0 million (subject to adjustment). The agreement also limits capital expenditures in any fiscal year to $45.0 million, with a provision for the carryover of permitted but unused amounts. The lenders under the new senior secured credit facility can accelerate all obligations under the new senior secured revolving credit facility and terminate the revolving credit commitments if an event of default occurs and is continuing.
          Obligations under the new credit facility are guaranteed by substantially all existing and future direct and indirect domestic subsidiaries of the Company formed under the laws of any one of the states or the District of Columbia of the United States of America (“SEI Guarantors”).
          The lenders under the new senior secured revolving credit facility have a first priority perfected security interest in (1) all of the capital stock or other equity interests of each of the domestic subsidiaries of the Company whether now existing or hereafter created or acquired other than certain excluded immaterial subsidiaries and 65 percent of the voting capital stock of all direct foreign subsidiaries whether now existing or hereafter acquired and (2) all other present and future assets and properties of the Company and the SEI Guarantors except (a) real property, (b) vehicles, (c) assets to which applicable law or regulation prohibits security interest therein or requires the consent of a third party, (d) contract rights in which a security interest without the approval of the other party to the contract would constitute a default thereunder (e) any assets with respect to which a security interest cannot be perfected and (f) a certain securities account to be maintained for the benefit of one of the Company’s umbrella insurance policies.

          The Company engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated to be the sole lead arranger and joint book runner and Bank of America, N.A. to be the Administrative Agent for the new senior secured revolving credit facility. The other lenders are listed in Exhibit 4.1 attached hereto. Bank of America, N.A., SunTrust Bank and Capital One Bank, National Association serve as trustees on certain of the Company’s trust accounts. The Company also uses SunTrust Bank for cash management services, and Capital One Bank, National Association has its lock box account. Some of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with the Company and its affiliates.
          The description above of the new senior secured revolving credit facility is not complete and is qualified in its entirety by the actual terms of the facility, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
          On April 20, 2011 Stewart Enterprises, Inc. entered into a third amended and restated senior secured credit agreement as described in Item 1.01 above that replaces the prior second amended and restated senior secured credit agreement. The prior agreement consisted of a $95.0 million three-year revolving credit facility maturing on June 2, 2012. There were no amounts drawn on the $95.0 million revolving credit facility at the time of termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
          See Item 1.01 which is incorporated herein by reference.

Item 8.01	Other Events.
     On April 20, 2011, the Company issued a press release announcing the refinancing of the Company’s senior secured credit facility. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits

Exhibit Number	Description
4.1	Third Amended and Restated Credit Agreement dated April 20, 2011 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders party thereto

99.1	Press release by Stewart Enterprises, Inc., dated April 20, 2011, announcing the refinancing of its senior secured credit facility

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
April 21, 2011	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Credit Agreement dated April 20, 2011 by and among the Company, Empresas Stewart-Cementerios and Empresas Stewart-Funerarias, as Borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and The Other Lenders party thereto

99.1	Press release by Stewart Enterprises, Inc., dated April 20, 2011, announcing the refinancing of its senior secured credit facility